As filed with the Securities and
 Exchange Commission on March 20, 2001                  Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                      Nevada                                      86-0887822
           (State or other jurisdiction                        (I.R.S. Employer
         of incorporation or organization)                   Identification No.)

            520 Third Street, Suite 101
                Oakland, California                                 94607
     (Address of principal executive offices)                     (Zip Code)

                    2001 Andrew Reckles Consulting Agreement
                              (Full title of plan)

              Douglas P. Haffer
           Chief Executive Officer                         Copy to:
  World Wide Wireless Communications, Inc.
         520 Third Street, Suite 101                    William D. Evers
          Oakland, California 94607                     Foley & Lardner
               (510) 839-6100                          One Maritime Plaza,
            (Name, address and                             Sixth Floor
      telephone number, including area                    San Francisco,
         code, of agent for service)                  California 94111-3404

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- -------------------
                                                                             Proposed
                                                      Proposed                Maximum
       Title of                 Amount                 Maximum               Aggregate            Amount of
   Securities to be              to be             Offering Price            Offering            Registration
      Registered              Registered              Per Share              Price(1)                Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
Common Stock,                   850,000
$.001 par value                 shares                $.115(1)                $97,750               $24.44
------------------------ ---------------------- ---------------------- ---------------------- -------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the bid and ask price of the common stock on the OTC Bulletin Board maintained by the National Association of Securities Dealers on March 16,
      2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information in this prospectus is not complete and may be changed. These shares may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any state where the offer or sale is not permitted.

                               -------------------

                                 850,000 Shares


                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.

                                  Common Stock
                               -------------------

        The Selling Shareholder identified in this prospectus may use this prospectus to sell a maximum of 850,000 shares of common stock, $.001 par value, of World Wide Wireless Communications, Inc., a Nevada corporation, which he presently owns. We will not receive any proceeds from the sale of these shares. Our common stock is traded on the OTC Bulletin Board under the symbol WLGS.

        The Selling Shareholder may offer and sell the shares from time to time on the OTC Bulletin Board or in private transactions at prevailing market prices or at privately negotiated prices. We are paying the expenses incurred in connection with the registration of these shares under the Securities Act of 1933. The Selling Shareholder is responsible for any brokerage commissions or expenses he may incur in the sale of the shares. The manner in which the Selling Shareholder may sell these shares and the price or prices at which the Selling Shareholder may sell them is further described in this prospectus under the section entitled "Plan of Distribution" on page 13.

        Our principal offices are located at 520 Third Street, Suite 101, Oakland, California 94607. Our telephone number is (510) 839-6100.

                               -------------------

        Investing in our common stock involves substantial risks. See the "Risk Factors" Section beginning on page 5.

                               -------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


                    This prospectus is dated March 20, 2001.

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY............................................................4

THE COMPANY...................................................................4

FORWARD-LOOKING STATEMENTS....................................................4

SUMMARY OF THE OFFERING.......................................................5

RISK FACTORS..................................................................5

     Risks Related to Our Business............................................5

         We will require substantial additional capital in the short term to remain a going concern.......................................5

         We may not be able to obtain permission to use two-way
         transmission for our wireless service, thereby making our
         services significantly less attractive to potential customers........5

         We are subject to other substantial governmental regulations that could adversely affect our business.............................6

         Our new distributed wireless call processing system technology is unproven and may not function as anticipated......................7

         We may be unable to protect our intellectual property rights.........7

         We are subject to the requirements that we receive regulatory approvals from those countries in which we do business, the delay or denial of which can reduce our revenues and
         adversely affect our foreign operations..............................7

         Because we operate internationally, our operations are
         subject to unexpected political changes, changes in legal requirements and fluctuations in exchange rates, all of which may substantially increase our operating costs or
         make it difficult to do business there..............................8

         We are inexperienced in operating a business internationally, which could cause us tofail to develop our international
         operations successfully.............................................8

         If we do not develop system features in response to customer requirements, customers may not wish to use our services, which would seriously harm our business.............................8

         We are dependent on the services of key individuals and the loss of any of these individuals could significantly effect our ability to operate our business.....................................9

         The sale of our common stock under a previously agreed to
         equity line of credit, and the exercise of warrants, and
         conversion of convertible debentures pursuant to that
         equity line of credit, may substantially dilute the
         interests of other purchasers of common stock under
         this prospectus.....................................................9

         The conversion by the holders of convertible securities and our drawdowns on the equity line may result in substantial dilution to the third party holders of our common stock,
         since we expect immediate resale of such shares and holders may ultimately convert and sell the full amount issuable
         on conversion.......................................................9

         The sale of material amounts of our common stock under the equity line of credit or pursuant to our convertible
         debentures could reduce the price of our common stock and
         encourage short sales...............................................10

         We cannot determine the precise amount by which the interests of other security holders will be diluted by drawdowns under the equity line of credit because our decisions on the number, size and timing of drawdowns and the minimum threshold price for each drawdown depends upon a number of factors..................10

         We cannot determine the precise amount by which the interests of other security holders will be diluted by drawdowns under the equity line of credit because the number of shares we will sell depends upon the trading price of the shares during each drawdown period.....................................................10

         We do not know the precise number of shares of common stock that we may have to issue upon the conversion of outstanding convertible securities once the floor price is removed because the conversion price is linked to the future market price of the common stock....................................................11

USE OF PROCEEDS..............................................................12

SELLING SHAREHOLDER..........................................................12

PLAN OF DISTRIBUTION.........................................................13

LEGAL MATTERS................................................................15

EXPERTS .....................................................................15

WHERE YOU CAN FIND MORE INFORMATION..........................................15

INCORPORATION BY REFERENCE...................................................15

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES........16

                               PROSPECTUS SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out elsewhere in this prospectus and incorporated by reference into this prospectus, including our financial statements.

                                   THE COMPANY

        We provide high-speed broadband wireless internet service in the United States and internationally. We are also developing a new technology, named the Distributed Wireless Call Processing System, which we believe will significantly enhance wireless communications. We intend to license this technology to third parties in the future.

        In this document, "World Wide Wireless," "we," "us," and "our" refer to World Wide Wireless Communications, Inc.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different.

                           FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "plan" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other facts, some of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by those forward-looking statements. These factors include those described in "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference.

                             SUMMARY OF THE OFFERING

Type of security..........................Common stock

Common stock registered by company........We are registering 850,000 shares of common stock.

Common stock outstanding .................93,417,795 shares

Use of proceeds...........................We will not receive any proceeds from
the Selling Shareholder.                   the sale of shares by

Offering Price............................Determined at the time of sale.

OTC Bulletin Board Symbol.................WLGS



                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should be aware that you could lose the entire amount of your investment. You should carefully consider the following risks before you decide to buy our common stock.

Risks Related to Our Business

We will require substantial additional capital in the short term to remain a going concern.

        We will require substantial short term outside investment on a continuing basis to finance our current operations and capital expenditures as well as the acquisition of additional spectrum and licenses. Our revenues for the foreseeable future may not be sufficient to attain profitability. In the two years since we began operations, we have generated little revenue and have incurred substantial expenditures. We expect to continue to experience losses from operations while we develop and expand our wireless internet service system and other technologies. In view of this fact, our auditors have stated in their report for the period ended September 30, 2000 that our ability to meet our future financing requirements, and the success of our future operations, cannot be determined at this time. In order to finance our working capital requirements we are currently negotiating equity investments with several sophisticated investors, but there can be no assurance that we will obtain this capital or that it will be obtained on terms favorable to us. If we do not obtain short term financing we may not be able to continue as a viable concern. We do not have a bank line of credit and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

We may not be able to obtain permission to use two-way transmission for our wireless service, thereby making our services significantly less attractive to potential customers.

        We believe that it is important for us to obtain the right to conduct two-way transmissions through the radio transmission frequencies for which we acquire licenses. None of our present channel leases in the United States allow for two-way transmissions. Permission to conduct two-way transmissions must be obtained from the Federal Communications Commission (FCC), and the rules of the FCC require that we file applications to receive permission to conduct two-way transmissions through these frequencies. In August of 2000, we filed six applications for permission to conduct two way transmissions with the FCC for the areas of Vail and Aspen, Colorado, Grand Rapids, Michigan, Key West, Florida, Pierre, South Dakota and Ukiah, California, that are currently pending. We cannot be certain that the licenses will be granted. The application process required us to engineer a network configuration and channel-use plan for these frequencies in each market where we intend to launch a two-way system. The applications must meet FCC interference protection rules or contain the consent of other licensees in these markets and adjacent markets. We cannot be certain that:

        o We will be able to complete the necessary processes to enable us to complete two-way applications for each of our markets.

        o We will be able to obtain the necessary cooperation and consents from licensees in our markets or adjacent markets to enable us to use our spectrum for two-way communication services.

        o       The FCC will approve our applications.

        If we do not receive the required consents from the FCC and other licensees within a market, or we are not able to design a two-way system that will meet the FCC's interference protection rules, we will be unable to obtain authorization to implement a two-way system in that market. If we are unable to obtain this authorization, we might be forced to operate our service as a one-way transmission service, which we believe would make our internet access services significantly less attractive to prospective customers than two-way transmission services.

We are subject to other substantial governmental regulations that could adversely affect our business.

        Our services are subject to current regulations of the FCC with respect to the use of our wireless access. We are required to use and maintain our licenses for certain frequencies and file reports with the FCC. If we fail to comply with these requirements, we may lose our licenses to operate such frequencies. The loss of licenses to operate our frequencies could lead to interruption of our wireless access services and materially adversely affect our business.

        In addition, changes in the regulatory environment relating to internet access could affect the prices at which we may sell our services. These include regulatory changes that, directly or indirectly, affect telecommunications costs, limit usage of subscriber-related information or increase the likelihood or scope of competition from the regional Bell operating companies or other telecommunications companies. For example, regulations recently adopted by the FCC are intended to subsidize internet connectivity rates for schools and libraries, which could affect demand for our services. The FCC has also stated its intention to consider whether to regulate certain transmission services over the internet as "telecommunications," even though internet access itself would not be regulated. Additionally, a number of state and local government officials have also asserted the right or indicated a willingness to impose taxes on internet-related services, including sales, use and access taxes. We cannot predict the impact that future laws and regulations may have on our business.

Our new distributed wireless call processing system technology is unproven and may not function as anticipated.

        Our distributed wireless call processing system technology remains in the development phase and we have not yet developed a fully functional prototype of that technology. We cannot be certain when we will be able to complete development of that system and whether that system will work in the manner anticipated when development is completed. Furthermore, we cannot be certain whether the system will receive substantial market acceptance assuming that it is developed. For these reasons, although we believe that our distributed wireless call process system is promising, an investor should not assume that the system will be available or will contribute positively to our business prospects or financial condition.

We may be unable to protect our intellectual property rights.

        Our success depends in part on our ability to protect our proprietary technologies. We rely on a combination of patent, copyright and trademark laws, trade secrets and confidentiality and other contractual provisions to establish and protect our proprietary rights. We have received one patent from the United States Patent and Trademark Office pertaining to the distributed wireless call processing system and may file for additional patents in the future. However, our patents may not be of sufficient scope or strength, others may independently develop similar technologies or products, duplicate any of our products or design around our patents, and the patents may not provide us competitive advantages. Litigation, which could result in substantial costs and diversion of effort by us, may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights. Any such litigation, regardless of outcome, could be expensive and time consuming, and adverse determinations in any such litigation could seriously harm our business.

        We have not yet sought patent protection for the distributed wireless call processing system in any country other than the United States, nor have we sought to register our trademarks in those countries in which we currently do or intend to do business. The laws of other countries vary with respect to intellectual property protection, and some jurisdictions may provide substantially less protection than those of the United States. As a consequence, our ability to protect our intellectual property and prevent competitors from using our intellectual property may be limited.

We are subject to the requirements that we receive regulatory approvals from those countries in which we do business, the delay or denial of which can reduce our revenues and adversely affect our foreign operations.

        We anticipate that a substantial percentage of our revenues will be derived from operations outside of the United States. Our reliance on international operations to obtain consents of local regulatory authorities, some of which may significantly delay or deny our operation in those jurisdictions, might inhibit our efforts in certain markets. For example, we will not be able to generate revenues from our operations in Argentina if and until such time as the governmental regulatory authority, the CNC, reinstates some or all of our subsidiary's licenses. In early 2000, the government of Argentina announced that it was placing a freeze on all license transfer applications, which has effectively delayed consideration of our application. In September 2000, the government of Argentina revoked licenses for certain lower transmission frequencies, for all communication carriers, including those of our subsidiary, Infotel Argentina, S.A. Although we have resubmitted the necessary paperwork to reinstate licenses in Argentina, it is unclear at this point when and if the licenses will be reissued. A denial of our most recent application or a significant delay in consideration of our application could either prevent us from conducting our planned operations in Argentina or materially adversely affect our ability to do so. Our prospective operations in other jurisdictions are also subject to receipt of government approval, which we cannot ensure that we will receive.

Because we operate internationally, our operations are subject to unexpected political changes, changes in legal requirements and fluctuations in exchange rates, all of which may substantially increase our operating costs or make it difficult to do business there.

        In addition to these international risks, we are also subject to the following risks in connection with our international operations that may substantially reduce our revenues, increase our operating and capital expenses, and otherwise materially affect our ability to conduct business:

        o unexpected changes in regulatory requirements, taxes, trade laws and tariffs, which can substantially increase the costs of doing business in other jurisdictions;

        o changes in a specific country's or region's political or economic conditions which may make it difficult or impossible to conduct business there;

        o lack of clear rules and regulations governing the issuance of licenses and standards for their operation; and

        o       fluctuating exchange rates.

We are inexperienced in operating a business internationally, which could cause us to fail to develop our international operations successfully.

        We intend to expand our international sales efforts in the future. We have very limited experience in marketing, selling and supporting our products and services abroad. There is a risk that we will not be able to expand due to this inexperience. If we are unable to grow our international operations successfully and in a timely manner, our business and operating results could be seriously harmed. This could be reflected in a loss in your investment.

If we do not develop system features in response to customer requirements, customers may not wish to use our services, which would seriously harm our business.

        The broadband wireless access industry is rapidly evolving and is subject to technological change and innovation. These changes require providers of broadband services to adopt new technologies quickly or modify existing technologies to maintain service and market products. Compliance with these changes may cause us to incur unexpected expenses or lose revenues. If we are unable to comply with diverse new or varying governmental regulations or industry standards in each of the many worldwide markets in which we compete, we may not be able to respond to customers in a timely manner or market our products, which could seriously harm our business.

We are dependent on the services of key individuals and the loss of any of these individuals could significantly effect our ability to operate our business.

        Our development and success is significantly dependent upon Douglas P. Haffer, our Chairman and President. We do not currently have key man insurance for him. Any loss of the services of Mr. Haffer could seriously harm our business.

The sale of our common stock under a previously agreed to equity line of credit, and the exercise of warrants, and conversion of convertible debentures pursuant to that equity line of credit, may substantially dilute the interests of other purchasers of common stock under this prospectus.

        We entered into an equity line of credit in January 26, 2001 with Grenville Finance Ltd. Under this equity line of credit, Grenville Finance Ltd. agrees to purchase a certain number of shares issued at a 15% discount to the average daily price of our common stock. Accordingly, the shares of our common stock then outstanding will be diluted. Depending on the price per share of our common stock during the 24 month period of the equity line of credit, we may need to register additional shares for resale to access the full amount of financing available, which could have a further dilutive effect on the value of our common stock.

        We also currently have 36,336,113 shares of common stock which are issuable under outstanding convertible debentures and warrants. The current conversion price on the debentures is equal to the lesser of $0.64 and an amount equal to 85% of the average of the closing price on the five trading days immediately prior to the conversion. The floor price on the convertible debentures is $0.50 until May 30, 2001. However, if the aggregate revenue for the last three quarters of the year 2000 and the first quarter of 2001 is less than $13.5 million, then, as of May 14, 2001, the floor price will be zero. The potential or actual issuance of shares under the convertible debentures and upon exercise of warrants will have a dilutive impact on other stockholders and could have a negative impact on the market price. Moreover, if the floor price on the shares drops to zero it will have a further dilutive effect.

The conversion by the holders of convertible securities and our drawdowns on the equity line may result in substantial dilution to the third party holders of our common stock, since we expect immediate resale of such shares and holders may ultimately convert and sell the full amount issuable on conversion.

        Future purchasers of our common stock and existing stockholders could experience substantial dilution as the debenture holders convert and as we drawdown on the equity line and they resell the common stock. Because the conversion price of the debentures is below market value of the common stock, we expect the debenture holder to ultimately convert the entire principal amount and sell the common stock. Because the shares issuable upon our drawdown on the equity line of credit will be substantially below the market value of the common stock, we expect Grenville Finance to resell the common stock immediately after issuance. The issuance of shares of common stock upon the conversion of debentures and upon our drawdowns will have a dilutive impact on our common stockholders. As a result, our income per share could be materially and adversely affected.

The sale of material amounts of our common stock under the equity line of credit or pursuant to our convertible debentures could reduce the price of our common stock and encourage short sales.

        As we sell shares of our common stock to Grenville Finance Ltd. under the equity line of credit, our common stock price may decrease due to the additional shares in the market. The common stock price may also decrease if the holders of the convertible securities elect to convert and resell their shares of common stock. As the price of our common stock decreases, and if we decide to drawdown on the equity line of credit, or if the holders of the convertible debentures elect to convert, we will be required to issue more shares of our common stock for any given dollar amount invested by Grenville Finance Ltd., subject to a designated minimum threshold price specified by us. This may encourage short sales, which could place further downward pressure on the price of our common stock.

We cannot determine the precise amount by which the interests of other security holders will be diluted by drawdowns under the equity line of credit because our decisions on the number, size and timing of drawdowns and the minimum threshold price for each drawdown depends upon a number of factors.

        We have substantial discretion over the number, size and timing of the drawdowns that we will make under the equity line of credit. In addition, at the time we make each drawdown request, we have the right to limit the amount of dilution that will occur by setting a minimum threshold price below which shares may not be sold in that drawdown. However, if we set the minimum threshold price at a level high enough to limit the sale of our shares, the amount of funds we can raise in the draw down will also be reduced. Some of the factors that we will consider in determining the size and amount of each drawdown and the minimum threshold price are:

o       Our short-term and long-term operating capital requirements;

o       Our actual and projected revenues and expenses;

o       Our assessment of general market and economic conditions;

o       Our assessment of risks and opportunities in our targeted markets;

o       The availability and cost of alternative sources of financing; and

o The trading price of our common stock and our expectations with respect to its future trading price.

We cannot determine the precise amount by which the interests of other security holders will be diluted by drawdowns under the equity line of credit because the number of shares we will sell depends upon the trading price of the shares during each drawdown period.

        The number of shares that we will sell is directly related to the trading price of our common stock during each drawdown period. As the price of our common stock decreases, and if we decide to drawdown on the equity line of credit, we will be required to issue more shares of our common stock for any given dollar amount invested by Grenville Finance Ltd.

We do not know the precise number of shares of common stock that we may have to issue upon the conversion of outstanding convertible securities once the floor price is removed because the conversion price is linked to the future market price of the common stock.

        The shares issuable upon conversion of the 4% convertible debentures are linked to a percentage discount to the market price of the our common stock at the time of the conversion once the floor price is removed. Until then, we do not know the precise maximum number of common stock shares that may be issued. The lower the price of our common stock at the time of conversion, the more the shares of common stock that we will be required to issue upon conversion, which will further dilute holders of common stock and cause the common stock price to decline further.

                                 USE OF PROCEEDS

        We will not realize any proceeds from the sale of the common stock by the Selling Shareholder.

                               SELLING SHAREHOLDER

        The Selling Shareholder is Andrew Reckles, who is a consultant to World Wide Wireless' management and board of directors. The number of shares the Selling Shareholder may sell through this prospectus consists of 850,000 shares of our common stock which he presently owns. We granted the Selling Shareholder these shares pursuant to a consulting agreement between the Selling Shareholder and World Wide Wireless. The shares are being registered to permit public secondary trading of the shares, and the Selling Shareholder may offer the shares for resale from time to time. See "Plan of Distribution."

        The following table sets forth the number of shares of common stock beneficially owned by the Selling Shareholder before and after the offering, assuming the Selling Shareholder sells all of the common stock offered for sale under this prospectus and makes no other purchases or sales of our common stock. The table also sets forth the percentage of the total outstanding shares of World Wide Wireless capital stock beneficially owned before this offering based on our common stock outstanding of 93,417,795 as of February 28, 2001. It also lists, assuming the Selling Shareholder sells all the shares he is entitled to sell under this prospectus, how many shares of common stock he will beneficially own after completion of the offering and the percentage he will beneficially own after completion of the offering.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we the Selling Shareholder possesses sole voting power and investment power with respect to all of his shares of common stock, subject to community property laws where applicable. In computing the number of shares beneficially owned by the Selling Shareholder and his percentage of ownership, shares of common stock subject to options or warrants held by the Selling Shareholder are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the Selling Shareholder's percentage of ownership.

        Mr. Reckles, a previous nominee for election to the Board of Directors, is a partner with Union Atlantic, LC. Union Atlantic, LC served as a placement agent for a securities purchase agreement to issue convertible subordinated debentures which we entered into with certain investors in April, 2000. As the placement agent for the Debentures Agreement, Union Atlantic, LC received a placement agent fee. We recently reached an agreement with the investors whereby we amended the Debentures Agreement and the first amendment thereto (the "Second Amendment"). As part of the Second Amendment, Union Atlantic, LC served as a consultant to the investors and received a consultant fee.

        Union Atlantic, LC will also receive certain fees every time we exercise options as part of the equity line agreement as described in this prospectus.

        On February 11, 2001, Mr. Reckles entered into a stock purchase agreement with us wherein he purchased 2,000,000 shares of our common stock for $0.125 per share.

        On March 13, 2001, we entered into a consulting agreement with Mr. Reckles whereby he agreed to provide advisory services to management and to the board of directors in exchange for 850,000 shares of our common stock.

        As of March 1, 2001, other than the discussion above and employment agreements and stock option plans, there have been no transactions to which we were a party involving $60,000 or more and in which any director, executive officer or holder of more than five percent of our capital stock had a material interest.

                                                             Percentage of
                                                           Shares Outstanding         Number of
                                  Number of Shares         Prior to       After       Shares Being
Name of Selling Shareholder      Beneficially Owned        Offering      Offering       Offered

Andrew Reckles                     2,892,000(1)              3.09%         2.18%           850,000


(1) This amount includes the 850,000 shares being registered pursuant to the S-8
Registration Statement, 2,000,000 shares of common stock, and 42,000 stock options.


                              PLAN OF DISTRIBUTION

        The Selling Shareholder may sell the shares of common stock subject to this prospectus from time to time for his own account. The fact that we are registering the sale of these shares does not necessarily mean that the Selling Shareholder will necessarily offer or sell any or all of them. The Selling Shareholder will act independently of us in marketing decisions with respect to the timing, manner and size of each sale.

        We are not participating in the offering of any of the shares which the Selling Shareholder is selling. The Selling Shareholder has not informed us of any arrangements into which he has entered with respect to the sale of his shares. The Selling Shareholder is not limited to selling his shares at the offering price set forth in this prospectus, but rather may sell his shares at such prices as he may choose in his discretion. The Selling Shareholder is not obligated to sell any specific number of his shares in this offering.

        The Selling Shareholder may effect the sale or distribution of his shares directly to purchasers from time to time on the OTC Bulletin Board at prices and at terms prevailing at the time of sale. The shares may be sold by one or more of the following methods:

o a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus;

o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

o in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

o in transactions otherwise than on any stock exchange or in the over-the-counter market; or

o       pursuant to Rule 144 of the SEC.

        The Selling Shareholder may effect any of these transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as the Selling Shareholder determines, or by agreement between the Selling Shareholder and underwriters, brokers, dealers or agents, or purchasers. We can provide you with no assurance that the Selling Shareholder will sell any or all of the shares he offers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated prior to the sale. The Selling Shareholder, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under Section 2(11) of the Securities Act. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

        We may, from time to time, notify the Selling Shareholder that this prospectus is not current and that sales of the common stock may not occur until the prospectus is supplemented by amendment. To the extent required, the specific shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

        We will pay substantially all of the expenses incurred in the registration of these shares under the Securities Act of 1933. However, the Selling Shareholder will be responsible for paying any discounts, commissions, transfer taxes and other selling expenses he incurs in the sale of these shares.

                                  LEGAL MATTERS

        The validity of the shares of our common stock will passed upon for the Selling Shareholder and us by Foley & Lardner, San Francisco, California.

                                     EXPERTS

        Reuben E. Price & Co., independent auditors, have audited our consolidated financial statements and schedules at September 30, 2000, and for each of the two years in the period ended September 30, 2000, as set forth in their report incorporated by reference in this prospectus and registration statement. We have incorporated by reference our financial statements in the prospectus and registration statement in reliance on Reuben E. Price & Co.'s report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statements or other information on file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0300. In addition the Commission maintains a website on the internet at http://www.sec.gov that contains reports, proxy and information statements and other documents filed electronically with the Commission, including the registration statement.

                           INCORPORATION BY REFERENCE

        We are allowed to incorporate by reference the information we filed with the SEC, which means we can disclose important information to you by referring to those documents. The information we are incorporating by reference is an important part of this prospectus. The most recent information we file with the Commission automatically updates and supersedes any older information. We incorporate by reference the following documents we have filed or may file with the Commission pursuant to Sections 13, 14, 15 (d) of the Securities and Exchange Act until we terminate the offering:

o Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, as amended by our Form 10-KSB filed on December 28, 2000;

o       Our Quarterly Report on Form 10-QSB for the quarter ended December 31,
        2001;

o Our Proxy Statement for our 2001 Annual Meeting of Shareholders dated March 1, 2001.

o The description of our common stock contained in our Registration Statement on Form SB-2 dated March 15, 2001, and any amendment or report updating that description; and

o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 in the future until the offering of these shares is terminated.

        You may request a copy of any of these documents at not cost, by writing to us at the following address: World Wide Wireless Communications, Inc., 520 Third Street, Suite 101, Oakland, CA 94607; or you may contact us by telephone at (510) 839-6100.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our Articles of Incorporation and By-Laws provide that we shall indemnify our directors and officers, and may indemnify our other employees and agents, to the fullest extent permitted by Nevada law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be afforded to our directors, officers and controlling persons pursuant to our Bylaws and Amended Articles of Incorporation, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Commission by World Wide Wireless Communications, Inc. (the "Company") are hereby incorporated herein by reference:

        1. The Company's Annual Report on Form 10K-SB for the fiscal year ended September 30, 2000, which includes audited financial statements as of and for the fiscal year ended September 30, 2000, as amended by Form 10K-SB/A filed on December 28, 2000.

        2. The Company's Quarterly Report on Form 10Q-SB for the Quarter ended December 31, 2000.

        3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A submitted under Section 12(b) of the Securities Exchange Act of 1934, as amended, dated April 21, 2000, and as amended on April 25, 2000, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in this Registration Statement or in a document which is incorporated by reference in this Registration Statement will be modified or superseded for purposes of this Registration Statement to the extent that a statement in any document that we file after the date of this Registration Statement that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        See Item 8, which incorporates our Articles of Incorporation describing our securities.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our Company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit
      No.                                Exhibit

     (4.1) Restated Articles of Incorporation, defining the rights of holders of capital stock.

     (4.2)       Certificate of Amendment to Articles of Incorporation.

     (4.3)       By-Laws, defining the rights of holders of capital stock.

     (4.4)       2001 Andrew Reckles Consulting Agreement.

      (5)        Opinion of Foley & Lardner

    (23.1)       Consent of Reuben E. Price & Co.

    (23.2)       Consent of Foley & Lardner

     (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 17, 2001.

                                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.

                                    By:     /s/ Douglas P. Haffer
                                            ------------------------------------
                                            Douglas P. Haffer
                                            Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Douglas P. Haffer and John Cutter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Signature                  Title                            Date

                                Chief Executive Officer, Chief
/s/ Douglas P. Haffer           Financial Officer, Chairman
------------------------        of the Board, President
Douglas P. Haffer               and Director                     March 17, 2001


/s/ John Cutter                 Director                         March 17, 2001
------------------------
John Cutter


/s/ Ramsey Sweis                Director                         March 17, 2001
------------------------
Ramsey Sweis


/s/ Robert Klein                Director                         March 17, 2001
------------------------
Robert Klein


/s/ Sonny Rath                  Director                         March 17, 2001
------------------------
Sonny Rath